                                                                  EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 47 to  Registration  Statement No. 33-39242 on Form N-1A of our report dated
January 16,  2007, relating to the financial statements and financial highlights of American Century World Mutual Funds,  Inc.,  including Emerging Markets Fund,
Global Growth Fund,  International  Discovery Fund,  International  Growth Fund,
International  Opportunities Fund, International Stock Fund, International Value
Fund, Life Sciences Fund, NT Emerging Markets Fund, NT International Growth Fund
and  Technology  Fund,  appearing in the Annual Report on Form N-CSR of American
Century World Mutual Funds,  Inc. for the year ended  November 30,  2006, and to the references to us under the headings "Financial Highlights" in the Prospectus of Emerging Markets Fund and "Independent Registered Public Accounting Firm" and
"Financial  Statements"  in the Statement of Additional  Information,  which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Kansas City, Missouri
September 21, 2007